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As filed with the U.S. Securities and Exchange Commission on November 21, 2003

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SAFETY INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-4181699 (I.R.S. Employer Identification No.)

20 Custom House Street
Boston, Massachusetts 02110
(Address of Principal Executive Offices Including Zip Code)

Safety Insurance Group, Inc.
2002 Management Omnibus Incentive Plan
(Full title of Plan)

William J. Begley, Jr.
Safety Insurance Group, Inc.
20 Custom House Street
Boston, Massachusetts 02110
(617) 951-0600
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered(1)	Proposed maximum offering price per share(1)(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, $0.01 par value	1,250,000 shares	$16.90	$21,125,000	$1,709.01

(1)
This Registration Statement shall also include an indeterminate number of additional shares of Common Stock which may be offered and issued pursuant to the antidilution provisions of the Safety Insurance Group, Inc. 2002 Omnibus Incentive Plan (the "Plan").

(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of Common Stock on November 20, 2003, as reported on the Nasdaq National Market System.

PART I.
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information. *

Item 2.    Registrant Information and Employee Plan Annual Information. *

*
The documents containing the information required by Items 1 and 2 of Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the U.S. Securities and Exchange Commission (the "Commission") as part of this Registration Statement or as prospectuses or prospectus supplements in accordance with the Note to Part 1 of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        The following documents filed by Safety Insurance Group, Inc. (the "Company"), (Commission File No. 000-50070) with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration Statement as of their respective dates:

1.
The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

2.
The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003;

3.
The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

4.
The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003;

5.
The Company's Current Reports on Form 8-K filed on March 26, 2003, May 16, 2003, August 11, 2003, September 4, 2003 and November 12, 2003; and

6.
The description of the common stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 8-A (File No. 000-50070) filed with the Commission on November 5, 2002.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.    Description of Securities.

        Not applicable.

Item 5.    Interests of Named Experts and Counsel.

        Not applicable.

Item 6.    Indemnification of Directors and Officers.

        Under the General Corporation Law of Delaware, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation and our bylaws provide for such indemnification.

        The General Corporation Law of Delaware and our bylaws provide that we may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, in such an action by or on our behalf, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to us unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

        Additionally, as permitted under the General Corporation Law of Delaware, our bylaws provide that: (i) subject to certain limitations, we may pay expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding; and (ii) the indemnification and advancement of expenses provided by, or granted pursuant to, our bylaws shall, unless otherwise provided, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        We maintain insurance that provides for indemnification of our officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

        Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under

Section 174 of the Delaware General Corporation Law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock); or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains such a provision.

Item 7.    Exemption from Registration Claimed.

        Not applicable.

Item 8.    Exhibits.

4.1		Form of Amended and Restated Certificate of Incorporation of Safety Insurance Group, Inc., (incorporated herein by reference to Exhibit 3.1 to Safety's Registration Statement on Form S-1 (Registration No. 333-87056 filed with the U.S. Securities and Exchange Commission on November 22, 2002)).
4.2		Form of Amended and Restated Bylaws of Safety Insurance Group, Inc. (incorporated herein by reference to Exhibit 3.2 to Safety Insurance Group, Inc.'s Registration Statement on Form S-1, (Registration No. 333-87056 filed with the U.S. Securities and Exchange Commission on November 22, 2002)).
4.3	*†	Safety Insurance Group, Inc. 2002 Management Omnibus Incentive Plan.
5.1	*	Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. as to the validity of the Common Stock registered hereunder.
23.1	*	Consent of PricewaterhouseCoopers LLP.
23.2	*	Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).
24.1	*	Powers of Attorney (included on signature page hereto).

*
Filed herewith.

†
Management contract or compensatory plan or arrangement.

Item 9.    Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 21st day of November, 2003.

SAFETY INSURANCE GROUP, INC. (Registrant)
By:	/s/ WILLIAM J. BEGLEY, JR. William J. Begley, Jr. Chief Financial Officer, VP and Secretary

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David F. Brussard and William J. Begley, Jr., and each of them acting individually, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments filed pursuant to Rule 462, or otherwise) of and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, or his substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DAVID F. BRUSSARD David F. Brussard	Chief Executive Officer, President and Director (Principal Executive Officer)	November 21, 2003
/s/ WILLIAM J. BEGLEY, JR. William J. Begley, Jr.	Chief Financial Officer, Vice President and Secretary (Principal Financial and Accounting Officer)	November 21, 2003
/s/ A. RICHARD CAPUTO, JR. A. Richard Caputo, Jr.	Director	November 21, 2003
/s/ PETER J. MANNING Peter J. Manning	Director	November 21, 2003
/s/ DAVID W. ZALAZNICK David W. Zalaznick	Director	November 21, 2003
/s/ BRUCE R. BERKOWITZ Bruce R. Berkowitz	Director	November 21, 2003
/s/ DAVID K. MCKOWN David K. McKown	Director	November 21, 2003

INDEX TO EXHIBITS

4.1		Form of Amended and Restated Certificate of Incorporation of Safety Insurance Group, Inc., (incorporated herein by reference to Exhibit 3.1 to Safety's Registration Statement on Form S-1 (Registration No. 333-87056 filed with the U.S. Securities and Exchange Commission on November 22, 2002)).
4.2		Form of Amended and Restated Bylaws of Safety Insurance Group, Inc. (incorporated herein by reference to Exhibit 3.2 to Safety Insurance Group, Inc.'s Registration Statement on Form S-1, (Registration No. 333-87056 filed with the U.S. Securities and Exchange Commission on November 22, 2002)).
4.3	*†	Safety Insurance Group, Inc. 2002 Management Omnibus Incentive Plan.
5.1	*	Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. as to the validity of the Common Stock registered hereunder.
23.1	*	Consent of PricewaterhouseCoopers LLP.
23.2	*	Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).
24.1	*	Powers of Attorney (included on signature page hereto).

*
Filed herewith.

†
Management contract or compensatory plan or arrangement.

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PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS